ARTICLE 4

                               TERM AND DURATION

4.1 The Company shall commence upon the filing of the Articles of Organization, and shall continue in full force and effect until April 30, 2045; provided, however, that the Company shall be dissolved prior to such date upon the happening of any of the following events:

(a) The mutual written consent of all of the Members to dissolve the Company;

                  (b) The divestiture or distribution of all or substantially all of the assets of the Company, (other than a transfer to a nominee of the Company for any Company purpose, which event shall not be construed as an event of termination);

(c) The entry of a decree of judicial dissolution under Section 702 of the Law; or

(d) The happening of any other prior event which pursuant to the terms and provisions of this Agreement shall cause a dissolution or termination of the Company.

4.2 Upon any dissolution of the Company, the liquidation of the Company's assets and the winding up of its affairs shall be concluded in accordance with Article 17 of this Agreement.